Exhibit 21

Subsidiaries of Zimmer Biomet Holdings, Inc.

As of December 31, 2022

Name of Subsidiary[1]	Jurisdiction of Formation
Domestic subsidiaries:
A&E Advanced Closure Systems, LLC	Delaware
A&E Medical Corp.	New Jersey
Alto Development Corp.	New Jersey
Bayeux Acquisition Corp.	Virginia
Biomet Biologics, LLC	Indiana
Biomet CV Holdings, LLC	Delaware
Biomet Fair Lawn LLC	Indiana
Biomet International Orthopedics, LLC	Delaware
Biomet International, Inc.	Delaware
Biomet Leasing, Inc.	Indiana
Biomet Manufacturing, LLC	Indiana
Biomet Microfixation, LLC	Florida
dba Zimmer Biomet CMF and Thoracic
Biomet Orthopedics, LLC	Indiana
Biomet Sports Medicine, LLC	Indiana
dba Biomet Sports Medicine Limited Liability Company (Forced)
Biomet Trauma, LLC	Indiana
Biomet U.S. Reconstruction, LLC	Indiana
Biomet, Inc.	Indiana
dba Zimmer Biomet
Cayenne Medical, Inc.	Delaware
CD Diagnostics, Inc.	Delaware
CD Laboratories, Inc.	Maryland
Citra Labs, LLC	Indiana
dba Biomet Citra Labs, LLC (Forced)
Dornoch Medical Systems, Inc.	Illinois
ETEX Corporation	Massachusetts
dba Zimmer ETEX
dba Zimmer Biomet ETEX
ETEX Holdings, Inc.	Delaware
dba Zimmer ETEX
dba Zimmer Biomet ETEX
Interpore Cross International, LLC	California
dba Zimmer Biomet Irvine
Jace Medical, LLC	Indiana
LVB Acquisition, Inc.	Delaware
Medical Compression Systems, Inc.	Delaware
Medtech Surgical, Inc.	Delaware
Orthopaedic Advantage, LLC	Indiana
ReLign Corporation	Delaware
Synvasive Technology, Inc.	California
VSC Medical Holdings Inc.	Delaware
ZB COOP LLC	Delaware
ZB EMEA US UK LLC	Delaware
ZB Manufacturing, LLC	Delaware
Zimmer Biomet Americas Holding LLC	Delaware
Zimmer Biomet Distribution LLC	Delaware
Zimmer Biomet Integrations LLC	Delaware
Zimmer Caribe, LLC	Delaware
Zimmer CEP USA, Inc.	Delaware

Name of Subsidiary[1]	Jurisdiction of Formation
Zimmer Co-op Holdings, LLC	Delaware
Zimmer CV, Inc.	Delaware
Zimmer Knee Creations, Inc.	Delaware
Zimmer Orthobiologics, Inc.	New Jersey
Zimmer Production, Inc.	Delaware
Zimmer Southeast Florida, LLC	Delaware
Zimmer Spine Next, Inc.	Delaware
Zimmer Surgical, Inc.	Delaware
Zimmer Trabecular Metal Technology, Inc.	New Jersey
Zimmer US, Inc.	Delaware
dba Zimmer Biomet
dba Zimmer Biomet Bay Area
dba Zimmer Biomet Mid-Atlantic
dba Zimmer Biomet North Texas
dba Zimmer Biomet Southern California
dba Zimmer US Cooperative
dba Compression Therapy Concepts
dba CTC Inc.
Zimmer, Inc.	Delaware
dba Zimmer Biomet
dba Zimmer Biomet Corporate Services (Forced)
dba Z Hotel
dba CD Diagnostics
dba CD Laboratories

Foreign subsidiaries:
Biomet Argentina SA	Argentina
Biomet Australia Pty. Ltd.	Australia
Zimmer Australia Holding Pty. Ltd.	Australia
Zimmer Biomet Pty. Ltd.	Australia
Zimmer Biomet Austria GmbH	Austria
ZH2LX Barbados Branch (branch)	Barbados
Zimmer Biomet Finance Srl	Barbados
Zimmer Biomet BVBA	Belgium
Biomet Insurance Ltd.	Bermuda
Biomet Brazil Medical Device Ltda.	Brazil
WM World Medical Importacao e Exportacao Ltda.	Brazil
Zimmer Biomet Brasil Ltda.	Brazil
ORTHOsoft ULC	Canada
dba Zimmer CAS
Zimmer Biomet Canada, Inc.	Canada
ZB Cayman (Asia) Holding Ltd.	Cayman Islands
Biomet Chile SA	Chile
Beijing Montagne Medical Device Co. Ltd.	China
Biomet China Co., Ltd.	China
Changzhou Biomet Medical Devices Co. Ltd.	China
Shanghai Biomet Business Consulting Co. Ltd.	China
Zhejiang Biomet Medical Products Co. Ltd.	China
Zimmer Biomet CBT	China
Zimmer (Shanghai) Medical International Trading Co., Ltd.	China
Zimmer Biomet Colombia SAS	Colombia
Zimmer Biomet Centroamerica SA	Costa Rica
Zimmer Czech sro	Czech Republic
Zimmer Biomet Denmark ApS	Denmark
Zimmer Biomet Finland Oy	Finland

Name of Subsidiary[1]	Jurisdiction of Formation
Biomet France Sarl	France
Medtech SA	France
Zimmer Biomet France SAS	France
Zimmer Biomet France Holdings SAS	France
Zimmer France Manufacturing Sarl	France
Biomet Deutschland GmbH	Germany
Zimmer Biomet Healthcare Management GmbH	Germany
Zimmer Biomet Deutschland GmbH	Germany
Zimmer Germany Holdings GmbH	Germany
Zimmer International Logistics GmbH	Germany
Zimmer Biomet Hellas SA	Greece
Biomet Hong Kong Holding Ltd.	Hong Kong
ZB Hong Kong Holding Ltd.	Hong Kong
ZB Hong Kong Ltd.	Hong Kong
Zimmer Asia (HK) Ltd.	Hong Kong
Zimmer India Private Ltd.	India
Zimmer Biomet Ireland Limited	Ireland
Zimmer Orthopedics Manufacturing Limited	Ireland
D.S. Comp Ltd.	Israel
Zimmer Biomet Comp Ltd.	Israel
Zimmer Biomet Medical Israel Ltd.	Israel
Zimmer Biomet Italia Srl	Italy
Zimmer Biomet GK	Japan
Zimmer Biomet Kikaku G.K.	Japan
Zimmer Biomet Korea Ltd.	Korea
Zimmer Biomet OUS Holdings AG	Liechtenstein
Zimmer Luxembourg Sarl	Luxembourg
Zimmer Luxembourg II Sarl	Luxembourg
Zimmer Medical Malaysia SDN BHD	Malaysia
Biomet Mexico S.A. de C.V.	Mexico
Representaciones Zimmer Inc., S. de R.L. de C.V.	Mexico
A&E Medical Europe BV	Netherlands
A&E Medical Europe Cooperatief U.A.	Netherlands
Biomet C.V.	Netherlands
Biomet Global Supply Chain Center B.V.	Netherlands
Biomet Holdings B.V.	Netherlands
Biomet Microfixation B.V.	Netherlands
Medical Concepts Europe BV	Netherlands
Medical Concepts Holding B.V.	Netherlands
Medical Concepts Patents B.V.	Netherlands
ZB COOP C.V.	Netherlands
Zimmer Biomet Asia Holding B.V.	Netherlands
Zimmer Biomet Nederland B.V.	Netherlands
Zimmer Manufacturing B.V.	Netherlands
Zimmer Netherlands Cooperatief U.A.	Netherlands
Zimmer Biomet New Zealand Company	New Zealand
Zimmer Biomet Norway AS	Norway
Zimmer Biomet Polska Sp. z.o.o	Poland
Zimmer Biomet Portugal Unipessoal, Lda	Portugal
Biomet Orthopedics Puerto Rico, Inc.	Puerto Rico
Zimmer Manufacturing B.V. (branch)	Puerto Rico
Zimmer Biomet Romania S.R.L.	Romania
Zimmer CIS Ltd.	Russia
Zimmer Biomet Asel Alarabiya Limited Company	Saudi Arabia
Zimmer Biomet Asia Holdings Pte. Ltd.	Singapore

Name of Subsidiary[1]	Jurisdiction of Formation
Zimmer Pte. Ltd.	Singapore
Zimmer Slovakia sro	Slovakia
Zimmer Biomet South Africa (Pty) Ltd.	South Africa
Biomet Spain Orthopaedics S.L.	Spain
Zimmer Biomet Spain S.L.	Spain
Biomet Cementing Technologies AB	Sweden
Scandimed Holding AB	Sweden
Zimmer Biomet Sweden AB	Sweden
Zimmer Biomet Global Holdings Switzerland GmbH	Switzerland
Zimmer GmbH	Switzerland
Zimmer GmbH Euro IP Branch (branch)	Switzerland
Zimmer GmbH, Zug Branch (branch)	Switzerland
Zimmer Surgical SA	Switzerland
Zimmer Switzerland Holdings LLC	Switzerland
Zimmer Switzerland Manufacturing GmbH	Switzerland
Zimmer Biomet Taiwan Co., Ltd.	Taiwan
Zimmer Biomet (Thailand) Co., Ltd.	Thailand
Zimmer Biomet Tibbi Cihazlar Sanayi ve Ticaret Anonim Sirketi	Turkey
Zimmer Gulf FZ LLC	United Arab Emirates
Biomet Acquisitions (Unlimited)	United Kingdom
Biomet UK Ltd.	United Kingdom
Biomet UK Healthcare Ltd.	United Kingdom
ZB EMEA 1 LP	United Kingdom
ZB EMEA Finance UK 1 Ltd.	United Kingdom
ZB EMEA Finance UK 2 Ltd.	United Kingdom
ZB EMEA Finance UK 3 Ltd.	United Kingdom
ZB EMEA Finance UK 4 Ltd.	United Kingdom
ZB UK Group Holdings Limited	United Kingdom
Zimmer Biomet UK Ltd.	United Kingdom
Zimmer Trustee Ltd.	United Kingdom
Zimmer UK Limited	United Kingdom
Zimmer Pte. Ltd. (branch)	Vietnam

1 Excludes certain entities that have de minimis activity or are in the process of being liquidated or dissolved and that, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.